SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________
FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 21, 2003

AMERICAN ENTERPRISE CORPORATION
------------------------------------------------------------------------
Exact Name of Registrant Specified in Charter

            Florida                                                             0-24696                                        59-3248917
(State or Other Jurisdiction                                 (Commission                                    (IRS Employer
     of Incorporation)                                              File Number)                                  Identification No.)

5025 W. Lemon Street, Tampa, Florida 33609
(Address of Principal Executive Offices) (Zip Code)

(813)-287-9733
Registrant's telephone number, including area code:

(Former Name or Former Address, if Changed Since Last Report)

Item 4. CHANGES IN REGISTRANTS CERTIFYING ACCOUNTANT

(a) Previous independent accountants

(i) On January 21, 2002, Grant Thornton LLP resigned as the independent accountants of American      Enterprise Corporation (AMER).

 (ii) The Board of Directors approved the decision to change independent accountants.

 (iii) The report of Grant Thornton LLP on the financial statements for the two fiscal years ended December   31, 1999 of the Company contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

 (iii) The Board of Directors approved the decision to change independent accountants

(iv) In connection with its audits for the two fiscal years ended December 31, 1999 and the period January 1, 2000 through January 21, 2003, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused Grant Thornton LLP to make reference thereto in their report on the financial statements for such years.

(v) During the two recent fiscal years ended December 31, 1999 and the period from January1, 2000 through January 21, 2003 there were no reportable events as that term is defined in Item 304(a)(l)(v) of Regulation S-X.

(vi) The Company has requested, and Grant Thornton LLP has furnished, a letter addressed to the Commission stating that Grant Thornton LLP agrees with subparagraphs (a)(ii), (iv) and (v) above. A copy of such letter, January 21, 2003, is filed as Exhibit 16 of this Form 8-K.

(b) New independent accountants

On January 21, 2003, the Company engaged Baumann, Raymondo & Company PA as its new principal independent accountant. The engagement was approved by the Board of Directors on January 20, 2003.

(i) The Company has not consulted with Baumann, Raymondo & Company PA on the application of any accounting principles or proposed transactions, the type of audit opinion that might be given, any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(l)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(l)(v) of Regulation S-K, at any time before being named as independent accountants.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

(c) Exhibits.

16 Letter regarding change in Certifying Accountant

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:John Stanton /s/
Chief Executive Officer
January 30, 2003

EXHIBIT INDEX

EXHIBIT            DESCRIPTION
-----------             --------------------
   16                   Letter regarding change in Certifying Accountant